SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MERRILL LYNCH &CO., INC.	MERRILL LYNCH CAPITAL TRUST II
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

DELAWARE	DELAWARE
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

13-2740599	20-8880175
(I.R.S. employer identification number)	(I.R.S. employer identification number)

4 World Financial Center New York, New York	4 World Financial Center New York, New York
(Address of principal executive offices)	(Address of principal executive offices)

10080	10080
(Zip Code)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Trust Preferred Securities of Merrill Lynch Capital Trust II (and the guarantees with respect thereto)	The New York Stock Exchange, Inc

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐

Securities Act registration statement file numbers which this form relates:    333-132911, 333-132911-02

Securities to be registered pursuant to Section 12(g) of the Act:

(None)

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

The classes of securities registered hereby consist of (i) the Capital Securities (the “Capital Securities”) representing preferred undivided beneficial interests in the assets of Merrill Lynch Capital Trust II, a statutory trust formed under the laws of the State of Delaware (the “Trust”), and (ii) the Guarantee with respect thereto (the “Guarantee”) issued by Merrill Lynch & Co., Inc.

For a description of the Capital Securities and the Guarantee, reference is made to (a) the information set forth in the prospectus relating to the Capital Securities and the Guarantee contained in the Registration Statement on Form S-3 (Registration No. 333-132911) and Post-Effective Amendment No. 2 thereto filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) (the “Registration Statement”), and (b) “Certain Terms of the Capital Securities” and “Certain Terms of the Guarantee” in the prospectus supplement dated April 25, 2007 covering the Capital Securities and Guarantee that was filed on April 27, 2007 pursuant to Rule 424(b) under the Act. The above mentioned descriptions contained in the Registration Statement, the prospectus and the prospectus supplement are incorporated herein by reference.

Item 2.	Exhibits

99 (A)	Junior Subordinated Indenture, dated as of December 14, 2006, between Merrill Lynch & Co., Inc. and The Bank of New York, as trustee, incorporated by reference to Exhibit 4(a) to Merrill Lynch & Co., Inc.’s filing on Form 8-K, filed on December 14, 2006.

99 (B)	Second Supplemental Indenture, dated as of May 2, 2007, between Merrill Lynch & Co., Inc. and The Bank of New York, as trustee, incorporated by reference to Exhibit 4(b) to Merrill Lynch & Co., Inc.’s filing on Form 8-K, filed on May 2, 2007.

99 (C)	Certificate of Trust of Merrill Lynch Capital Trust II, incorporated by reference to Exhibit 4(b) to Post-Effective Amendment No. 2 to the Registration Statement.

99 (D)	Trust Agreement of Merrill Lynch Capital Trust II, incorporated by reference to Exhibit 4(c) to Post-Effective Amendment No. 2 to the Registration Statement.

99 (E)	Amended and Restated Trust Agreement of Merrill Lynch Capital Trust II, dated as of May 2, 2007, including form of Capital Security, incorporated by reference to Exhibit 4(e) to Merrill Lynch & Co., Inc.’s filing on Form 8-K, filed on May 2, 2007.

99 (F)	Guarantee Agreement, dated as of May 2, 2007, between Merrill Lynch & Co., Inc. and The Bank of New York, as Guarantee Trustee, incorporated by reference to Exhibit 4(f) Merrill Lynch & Co., Inc.’s filing on Form 8-K, filed on May 2, 2007.

99 (G)	Specimen Capital Security Certificate (included as part of Exhibit 99(E)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MERRILL LYNCH & CO., INC.
(Registrant)

By:	/s/ Ana Silva
Ana Silva Assistant Secretary

Date:  May 2, 2007

MERRILL LYNCH CAPITAL TRUST II
(Registrant)

By:	/s/ Marlene B. Debel
Marlene B. Debel
Administrative Trustee

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